Exhibit 1.1

AT ROAD, INC.
(a Delaware corporation)

UNDERWRITING AGREEMENT

6,500,000 Shares

Common Stock
($0.0001 Par Value)

July      , 2003

AT ROAD, INC.
(a Delaware corporation)

UNDERWRITING AGREEMENT

July __, 2003

UBS Securities LLC
U.S. Bancorp Piper Jaffray, Inc.
Needham & Company, Inc.
Raymond James & Associates, Inc.
As Representatives of the several Underwriters

c/o	UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

     At Road, Inc., a Delaware corporation (the “Company”), proposes to issue and sell an aggregate of 4,000,000 shares of Company Common Stock, par value $0.0001 per share, and those certain stockholders of the Company named in Schedule B-1 (the “Firm Selling Stockholders”) propose to sell an aggregate of 2,500,000 shares of Company Common Stock, par value $0.0001 per share (together, the “Firm Shares”) to the several underwriters named in Schedule A hereto (the “Underwriters”).

     In addition, the certain stockholders of the Company named in Schedule B-2 hereto (the “Option Selling Stockholders”) severally propose to sell to the several Underwriters (the “Option”) an aggregate of up to 975,000 shares of Common Stock, par value $0.0001 per share (the “Additional Shares”), with each Option Selling Stockholder selling up to the number of shares set forth opposite such party’s name in Schedule B-2 hereto, if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the Option to purchase all or a portion of the Additional Shares. The Option shall be exercised in the manner described in Section 1(b) hereof.

     The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock, par value $0.0001 per share, to be outstanding after giving effect to the sales contemplated hereby are herein referred to as the “Common Stock.” The Firm Selling Stockholders and the Option Selling Stockholders are hereinafter collectively referred to as the “Selling Stockholders.” UBS Securities LLC, U.S. Bancorp Piper Jaffray, Inc. (together, the “Co-Managers”), Needham & Company, Inc. and Raymond James & Associates, Inc. have agreed to act as representatives of the several Underwriters (collectively in such capacity, the “Representatives”) in connection with the offering and sale of the Shares.

     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, File No. 333-106551 (the “Registration Statement”), including a prospectus relating to the Shares that incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”). The Company has furnished to you, for use by the Underwriters and by dealers, one or more copies of the preliminary prospectus and the documents incorporated by reference therein (each such preliminary prospectus, including the documents incorporated therein by reference, being hereinafter called a “Preliminary Prospectus”) relating to the Shares. Except where the context otherwise requires, the Registration Statement, as amended when it became or becomes effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), is herein called the “Registration Statement,” and the prospectus, including all documents incorporated therein by reference, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second (2nd) business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System, or EDGAR. As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading.

     The Company, the Selling Stockholders and the Underwriters hereby agree as follows:

     1.     Sale and Purchase of Shares.

          (a)  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company and each of the Selling Stockholders, severally and not jointly, agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, as applicable, the respective number of Firm Shares (subject to such adjustment as you may determine necessary to avoid the issuance of fractional shares or interests) that bears the same proportion to the number of Firm Shares to be sold by the Company or by the Selling Stockholders, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof, in each case at a purchase price of $[     ] per Share. The Company and each Selling Stockholder is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Registration Statement and Prospectus. You may from time-to-time increase or decrease the offering price to the public after the initial offering to the public to such extent as you may determine.

          (b)  In addition, the Option Selling Stockholders hereby grant to the several Underwriters the Option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the Option to purchase, severally and not jointly, from the Option Selling Stockholders, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per Share to be paid by the Underwriters to the Company and the Firm Selling Stockholders for the Firm Shares. This Option may be exercised by the Co-Managers on behalf of the several Underwriters at any time and from time-to-time on or before the thirtieth (30th) day following the date of the Prospectus, by written notice to the Option Selling Stockholders (with a copy to the Company). Such notice shall set forth the aggregate number of Additional Shares as to which the Option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being hereinafter referred to as an “Additional Time of Purchase”); provided, however, that an Additional Time of Purchase shall not be earlier than the Time of Purchase (as defined below) nor earlier than the second (2nd) business day after the date on which the Option shall have been exercised nor later than the tenth (10th) business day after the date on which the Option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number that bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to avoid the issuance of fractional shares or interests), subject to adjustment in accordance with Section 9 hereof.

          (c)  Pursuant to the Power of Attorney executed by the Selling Stockholders appointing Krish Panu and Thomas C. Hoster as attorneys-in-fact for the Selling Stockholders for the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) (the forms of which shall be satisfactory to counsel for the Underwriters), such parties shall be the “Agents of the Selling Stockholders.” The Agents of the Selling Stockholders are authorized, on behalf of each Selling Stockholder, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by each Selling Stockholder, to make delivery of the certificates of such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by each Selling Stockholder in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to each Selling Stockholder in proportion to the number of Shares sold by each Selling Stockholder, to receive notices on behalf of each Selling Stockholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

     2.     Payment and Delivery.

          (a)  Payment of the purchase price for the Firm Shares shall be made to the Company and each of the Selling Stockholders by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on                          , 2003 (unless another time shall be agreed to by you and the Company and the Agents of the Selling Stockholders or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time of Purchase,” and with the Additional Time of Purchase, the “Closing”). Electronic transfer of the Firm Shares shall be made to you at the Time of Purchase in such names and in such denominations as you shall specify.

          (b)  Payment of the purchase price for the Additional Shares shall be made at the Additional Time of Purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the Additional Time of Purchase in such names and in such denominations as you shall specify.

          (c)  Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Shares shall be made at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 12 East 49th Street, 30th Floor, New York, NY 10017-8203, 9:00 A.M. New York time, on the date of each Closing, as applicable.

     3.     Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a)  the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge after due inquiry, are contemplated by the Commission; the Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act and the Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complies and will comply at each Closing, as applicable, in all material respects with the requirements of the Act and the Registration Statement and Prospectus will comply, as of its date and at each Closing, as applicable, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-3 have been satisfied; the Registration Statement does not and will not at each Closing, as applicable, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Registration Statement and Prospectus will not, as of its date and at each Closing, as applicable, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning (i) a Selling Stockholder or (ii) an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; the documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement and the Prospectus;

          (b)  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus, and to execute and deliver this Agreement and issue, sell and deliver the Shares as contemplated herein; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification and the failure to be so qualified would have a material adverse effect on the condition (financial or otherwise), business, operations, properties or results of operations of the Company and its subsidiary taken as a whole (a “Material Adverse Effect”);

          (c)  the subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and Prospectus; and the subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification and the failure to be so qualified would have a Material Adverse Effect; all of the issued and outstanding capital stock of the subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of the subsidiary is owned by the Company directly, free of any liens, encumbrances and defects;

          (d)  other than shares of capital stock issued upon the exercise of options after June 16, 2003, and options granted by the Company after June 16, 2003, which option exercises and grants are set forth on Schedule C attached hereto, as of the date of this Agreement, and as of each Closing, as applicable, the Company has, and shall have, as applicable, the authorized and outstanding capitalization set forth in the Registration Statement and Prospectus under the heading “Capitalization”; all of the issued and outstanding shares of Company Stock, including the Shares when sold and issued pursuant to this Agreement, as applicable, are or will be duly authorized and validly issued, fully paid and non-assessable, and conform, or will conform, to the description thereof set forth in the Registration Statement and Prospectus under the heading “Description of Capital Stock”; and all outstanding shares of Common Stock were when originally issued, or will be when issued at each applicable Closing, sold and issued in compliance with all federal and state securities laws and the Shares sold by the Company will not be issued in violation of any preemptive right, resale right, right of first refusal or similar right;

          (e)  except as disclosed in the Registration Statement and Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering;

          (f)  except as set forth in the Registration Statement and Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Shares registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, which right has not been satisfied or waived;

          (g)  the Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act and is listed on the National Association of Securities Dealers Automated Quotation National Market System (“NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock (including the Shares) under the Exchange Act or delisting the Common Stock from the NASDAQ, and the Company has not received any notice that the Commission or the National Association of Securities Dealers, Inc. (the “NASD”) is contemplating terminating such registration or listing;

          (h)  no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be made or obtained by the Company for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Shares by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws;

          (i)  the execution, delivery and performance of this Agreement, and the issuance and sale of the Shares by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or the subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or such subsidiary is a party or by which the Company or such subsidiary is bound or to which any of the properties of the Company or such subsidiary is subject, or the charter or by-laws of the Company or such subsidiary, and the Company has full power and authority to authorize, issue and sell the Shares offered by the Company as contemplated by this Agreement;

          (j)  this Agreement has been duly authorized, executed and delivered by the Company;

          (k)  except as disclosed in the Registration Statement and Prospectus, the Company and its subsidiary have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Registration Statement and Prospectus, the Company and its subsidiary hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them;

          (l)  the Company and its subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business as now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or its subsidiary, would individually or in the aggregate have a Material Adverse;

          (m)  no labor dispute with the employees of the Company or its subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect;

          (n)  except as disclosed in the Registration Statement and Prospectus, the Company and its subsidiary own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information, applications licensed directly from third parties and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or its subsidiary, would individually or in the aggregate have a Material Adverse Effect. The discoveries, inventions, products or processes of the Company referred to in the Registration Statement and Prospectus do not, to the Company’s knowledge, infringe or conflict with any Intellectual Property Rights of any third party;

          (o)  except as disclosed in the Registration Statement and Prospectus, neither the Company nor its subsidiary is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim;

          (p)  except as disclosed in the Registration Statement and Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, its subsidiary or any of their respective properties that, if determined adversely to the Company or its subsidiary, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or that are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated;

          (q)  the financial statements included in each Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the financial position of the Company and its consolidated subsidiary as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in compliance with the Act and generally accepted accounting principles in the United States, as applied on a consistent basis (“GAAP”); and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts;

          (r)  except as disclosed in the Registration Statement and Prospectus, since the date of the latest audited financial statements included in the Registration Statement and Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties, operations or results of operations of the Company and its subsidiary taken as a whole, and, except as disclosed in or contemplated by the Registration Statement and Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

          (s)  the Company is not and, after giving effect to the offering and sale of the Shares by the Company and the application of the proceeds thereof as described in the Registration Statement and Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940 as amended (the “Investment Company Act”);

          (t)  each Selling Stockholder, Company officer, director and holder of five percent (5%) or more of the Company’s securities has executed an agreement, in the form attached hereto as Exhibit A, that restricts the holders thereof from selling, making any short sale of, granting any option for the purchase of, or otherwise transferring or disposing of, any shares of Common Stock, or any such securities convertible into or exercisable or exchangeable for shares of Common Stock, for a period of ninety (90) days after the date of the Prospectus without the prior written consent of the Co-Managers (each a “Lock-up Agreement,” and collectively, the “Lock-up Agreements”);

          (u)  the Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiary, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

          (v)  the Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; the Company has no plan or intention to make or allow any modifications or changes to any such existing loans; and since July 30, 2002, the Company has not, directly or indirectly, including through its subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

          (w)  any statistical and market-related data included in the Registration Statement and Prospectus that are based on or derived from information obtained solely from the Company are, to the Company’s best knowledge, true, reliable and accurate on the date hereof, and will be true, reliable and accurate as of the applicable Closing;

          (x)  neither the Company and its subsidiary nor, to the Company’s knowledge, any employee or agent of the Company or its subsidiary has made any payment of funds of the Company or the subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

          (y)  neither the Company and its subsidiary nor any of their respective directors, or officers, or to the Company’s knowledge, affiliates or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or would cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Shares; and

          (z)  to the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any Selling Stockholder and any Company officer, director or holder of five percent (5%) or more of the Company’s securities, except as set forth in the Registration Statement and the Prospectus.

     In addition, any certificate signed by any officer of the Company or its subsidiary and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or the subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

     4.     Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents, warrants and covenants to each Underwriter that:

          (a)  except as may be disclosed in the Registration Statement and Prospectus under the heading “Transactions with Selling Stockholders—Promissory Notes,” such Selling Stockholder now is and at the time of delivery of such Shares (at each Closing, as applicable) will be, the lawful owner of the number of Shares to be sold by such Selling Stockholder pursuant to this Agreement and has and, at the time of delivery thereof, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares (at each Closing, as applicable), the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

          (b)  such Selling Stockholder has and at the time of delivery of such Shares (at each Closing, as applicable) will have, full legal right, power and capacity, and any approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement, the Registration Statement and the Prospectus;

          (c)  this Agreement, that certain Custody Agreement by and among American Title Stock Transfer & Trust Company, as custodian, and the Selling Stockholders (the “Custody

Agreement”) and the Power of Attorney have each been duly executed and delivered by such Selling Stockholder and each is a legal, valid and binding agreement of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms, and each will not contravene any provision of applicable law, or the charter, organizing or operating agreement, certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation or similar business entity), or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Shares;

          (d)  when the Registration Statement becomes effective and at all times subsequent thereto through the latest of the Time of Purchase, Additional Time of Purchase or the termination of the offering of the Shares, the Registration Statement and Prospectus, and including any documents incorporated by reference therein, any supplements or amendments thereto containing information that was provided in writing by such Selling Stockholder specifically for inclusion in the Registration Statement (including any documents incorporated by reference therein) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (e)  such Selling Stockholder has duly and irrevocably authorized the Agents of the Selling Stockholders, on behalf of such Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated thereby and to deliver the Shares to be sold by such Selling Stockholder and receive payment therefor pursuant hereto;

          (f)  the sale of such Selling Stockholder’s Shares pursuant to this Agreement is not prompted by any material information concerning the Company that is not set forth in the Registration Statement and Prospectus;

          (g)  such Selling Stockholder has received all required notices in connection with the offering contemplated by this Agreement, and such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, other than as described in the Registration Statement and as have been satisfied or waived in connection with the offering contemplated hereby;

          (h)  such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that would cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares; and

          (i)  if such Selling Stockholder is either Krish Panu or Thomas Hoster (each a “Selling Officer,” and collectively, the “Selling Officers”), then such Selling Officer has read and understands the information and disclosures contained in the Registration Statement and Prospectus, and to the knowledge of such Selling Officer, the representations and warranties of the Company contained in Section 3 hereof are true and correct as of the date hereof, and as of each Closing, as applicable, and such Selling Officer has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus that, either individually or in the aggregate, has had or may have a Material Adverse Effect, and no Selling Officer is prompted to sell any Shares as a result of any material information concerning the Company that is not set forth in the Registration Statement and Prospectus.

     5.     Certain Covenants of the Company and Selling Stockholders.

          (a)  The Company hereby agrees:

               (i)  to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares in accordance with the Registration Statement and Prospectus; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

               (ii)  to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Registration Statement and Prospectus (or of the Registration Statement and Prospectus, as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement), as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine (9) month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

               (iii)  if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (1) when the Registration Statement and any such post-effective amendment thereto has become effective, and (2) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

                (iv)  to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the

Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including any proposal to amend or supplement the Registration Statement or the Prospectus by the filing of any documents that would be incorporated therein by reference (other than such reports and statements required to be filed by the Company with the Commission in the ordinary course, in each case, pursuant Sections 13, 14 or 15(d) of the Exchange Act after the date of the Prospectus), and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any such proposed amendment or supplement of the Registration Statement or Prospectus, and to file no such amendment or supplement to which you shall object in writing;

               (v)  subject to Section 5(a)(iv) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Shares; and to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to the proposed filing, and to promptly notify you of such filing;

               (vi)  if necessary or appropriate, to file a Rule 462(b) Registration Statement;

               (vii)  to advise the Underwriters promptly of the happening of any event within the time during that a prospectus relating to the Shares is required to be delivered under the Act that would require the making of any change in the Registration Statement and Prospectus then being used so that the Registration Statement and Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(a)(iv) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Registration Statement and Prospectus as may be necessary to reflect any such change;

               (viii)  to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (that will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve (12) months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve (12) month period but not later than      , 2004;

               (ix)  to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its subsidiary for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

               (x)  to furnish to you six (6) copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

               (xi)  to furnish to you promptly and, upon request, to each of the other Underwriters for a period of five (5) years from the date of this Agreement (1) copies of any reports, proxy statements, or other communications that the Company shall send to its stockholders or shall from time-to-time publish or publicly disseminate, (2) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (3) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (4) such other information as you may reasonably request regarding the Company or its subsidiary;

               (xii)  to furnish to you as early as practicable prior to each Closing, as applicable, but not later than two (2) business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and its subsidiary that have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 7(e) hereof;

               (xiii)  to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

               (xiv)  to pay all costs, expenses, fees and taxes in connection with: (1) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment); (2) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (3) the producing, word processing and/or printing of this Agreement, the Custody Agreement, Powers of Attorney, any other Selling Stockholder agreement and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment); (4) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers; (5) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act; (6) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters; (7) the fees and disbursements of any transfer agent or registrar for the Shares; (8) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (9) the performance of the Company’s other obligations hereunder;

               (xv)  not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of ninety (90) days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Co-Managers, except for (1) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (2) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, and (3) the issuance of employee stock options or other securities pursuant to stock plans described in the Registration Statement and the Prospectus and the issuance of securities upon exercise of such options or other securities;

               (xvi)  to use its best efforts to, if necessary, list the Shares for quotation on the NASDAQ and maintain the listing of the Common Stock on the NASDAQ;

               (xvii)  to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock;

               (xviii)  to cause each Selling Stockholder, Company director, officer and holder of five percent (5%) or more of the Company’s securities to sign a Lock-up Agreement in the form attached hereto as Exhibit A;

               (xix)  to use its best efforts to enforce each Lock-up Agreement;

               (xx)  to issue stop-transfer instructions to the transfer agent for the securities with respect to any transaction or contemplated transaction that would constitute a breach or default under the applicable Lock-up Agreements; and

               (xxi)  except with prior written consent of the Co-Managers, the Company agrees (1) not to amend or terminate, or waive any right under, any Lock-up Agreement, or take any action that would directly or indirectly have the same effect as an amendment or termination, or waiver of any right under any Lock-up Agreement, that would permit any holder of Common Stock, or any securities convertible into, or exercisable or exchangeable for, Common Stock, that has executed a Lock-up Agreement to make short sale of, grant any option for the purchase of, or otherwise transfer or dispose of, any such Common Stock or other securities, prior to the expiration of the Lock-Up Period and (2) not to consent to any sale, short sale, grant of an option for the purchase of, or other disposition or transfer of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock or securities, subject to Lock-up Agreement.

          (b)  Each of the Selling Stockholders agrees that:

               (i)  in the event there is any change to the information noted in the Registration Statement or Prospectus pertaining to such Selling Stockholder, such Selling Stockholder shall promptly provide such information to the Company and the Underwriters;

               (ii)  such Selling Stockholder shall comply with the terms of the Lock-up Agreement.

     6.     Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to Section 8(d) hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(a)(xiv) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

     7.     Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders on the date hereof, at each Closing, as applicable, the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

          (a)  The Company shall furnish to you at each Closing, an opinion of Venture Law Group, legal counsel for the Company, addressed to the Underwriters, and dated as of each Closing, as applicable, with reproduced copies for each of the other Underwriters, and in a form and substance satisfactory to Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, stating that:

               (i)  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus, and to execute and deliver this Agreement and issue, sell and deliver the Shares as contemplated herein; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to be so qualified would not have a Material Adverse Effect;

               (ii)  the authorized capital set forth in the Registration Statement and Prospectus is true and correct as of each Closing, as applicable, and the Shares delivered by the Company at each Closing, as applicable[, and all other shares of Common Stock outstanding on the date hereof, and as of each Closing], have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Shares offered by the Company;

               (iii)  there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, which right has not been satisfied or waived;

               (iv)  the Company is not and, after giving effect to the offering and sale of the Shares by the Company and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act;

               (v)  no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Shares by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws;

               (vi)  the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties, or any agreement or instrument filed as an exhibit to the Registration Statement to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Shares by the Company as contemplated by this Agreement;

               (vii)  the Registration Statement was declared effective under the Act as of the date and time specified in such opinion, and any required filing of the Prospectus, including any necessary supplement thereto, was made in accordance with Rule 424(b) under the Act, as specified in such opinion on the date specified therein, and no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the conditions precedent for the use of Form S-3 have been satisfied, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present in all material respects the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus that are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus, or to be filed as exhibits to the Registration Statement, that are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectus;

               (viii)  this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

               (ix)  the information in the Registration Statement and the Prospectus under the headings “Business—Legal Proceedings,” and "Description of Capital Stock,” insofar as such statements constitute a summary of documents or matters of law, are accurate in all material respects; and

               (x)  such counsel shall state that such counsel has participated in certain conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs (ii), (iii) and (ix) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the Time of Purchase or the Additional Time of Purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or that any part of a Registration Statement or any amendment thereto, as of its effective date or as of each Closing, as applicable, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of each Closing, as applicable, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or the Prospectus).

          (b)  The Underwriters shall have received at each Closing an opinion of      , special patent counsel to the Company, dated as of each Closing, as applicable, to the effect that: [patent counsel to review]

               (i)  the Company is listed in the records of the United States Patent and Trademark Office (“PTO”) as the holder of record of the patent (the “Patent”) and the patent applications listed in Schedule D hereto (the “Applications”). [     ] (     ) of which Patent Applications, listed on Schedule D hereto, have been allowed or indicated as containing allowable subject matter. To such counsel’s knowledge, written assignments to the Company of all ownership interests in the Patent and Applications have been duly authorized, executed and delivered by all of the inventors in accordance with their terms;

               (ii)  to such counsel’s knowledge, there is no claim of any party other than the Company to any ownership interest or lien with respect to any of the Patent Applications;

               (iii)  to such counsel’s knowledge, other than in connection with assertions or inquiries made by patent office examiners in the ordinary course of the prosecution of the Company’s Patent and Applications, there is not pending or threatened in writing any action, suit, proceeding or claim by others (1) challenging the validity or scope of the Patent or Applications or any other material Patent or Patent Applications held by or licensed to the Company, or (2) other than as disclosed to the Underwriters in writing, asserting that any patent is infringed by the activities of the Company described in the Prospectus or by the manufacture, use or sale of any of the Company’s products or other items made and used according to the Patent and Applications held by or licensed to the Company;

               (iv)  to such counsel’s knowledge, there is not pending or threatened in writing any action, suit, proceeding or claim by the Company asserting infringement on the part of any third party of the Patent or Applications or any other patents or patent applications held by or licensed to the Company;

               (v)  such counsel does not know of any contracts or other documents relating to patents or proprietary information of a character required to be filed as exhibits to the Registration Statement or the Prospectus or required to be described in the Registration Statement or the Prospectus that are not filed or described as required;

               (vi)  such counsel has participated in conferences with employees of the Company at which the Patent and Applications of the Company as disclosed in the Intellectual Property Portions of the Registration Statement were discussed, and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement (except to the extent stated in paragraph (iii) above), on the basis of such conferences and such representation of the Company, nothing has come to such counsel’s attention which leads them to believe that the Intellectual Property Portions (as defined below) of the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and believes that (except for financial statements and schedules and other financial and statistical data derived therefrom, as to which such counsel need not express any belief) the Prospectus, as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               (vii)  the statements in the Prospectus under the captions “Risk Factors - Risks Related To Our Company And Business,” and “Business — Intellectual Property” (the “Intellectual Property Portions”), to such counsel’s knowledge, insofar as such statements relate to the Patents and Applications or any legal matters, documents and proceedings relating thereto fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

          (c)  The Underwriters shall have received an opinion, dated as of each Closing, of      , counsel for At Road Software India Private Limited (“At Road India”), to the effect that: [sub counsel to review]

               (i)  At Road India has been duly incorporated and is an existing corporation under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and At Road India is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of At Road India has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of At Road India owned by the Company, is owned free from liens, encumbrances and defects; and

               (ii)  the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over At Road India or any of its properties, or the charter or bylaws of At Road India;

          (d)  The Underwriters shall have received from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, such opinion or opinions, dated as of each Closing, as applicable, with respect to the incorporation of the Company, the validity of the Shares delivered at each Closing, as applicable, the Registration Statements, the Prospectus and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e)  You shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement, and each Closing, as applicable, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by the Co-Managers.

          (f)  No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

          (g)  The Registration Statement shall become effective not later than 5:30 P.M. New York City time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second (2nd) full business day after the date of this Agreement;

          (h)  If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date following the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

          (i)  Prior to each Closing, (1) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (2) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (3) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (j)  Between the time of execution of this Agreement and each Closing, as applicable, no material adverse change or any development involving a prospective material adverse change in the business, properties, financial condition or results of operations of the Company and the subsidiary taken as a whole shall occur or become known.

          (k)  The Company will, at each Closing, as applicable, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit B hereto.

          (l)  The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of each Closing, as you may reasonably request.

          (m)  The NASD shall not have raised an objection to the fairness and reasonableness of the indemnity terms and arrangements.

          (n)  The Lock-Up Agreements, each in the form attached hereto as Exhibit A, between you, each Selling Stockholder, Company officer, director and holder of five percent (5%) or more of the Company’s securities, in each case, delivered to you on or before the date hereof, shall be in full force and effect as of Time of Purchase.

          (o)  The Underwriters shall have received as of each Closing, as applicable, a certificate, dated as of each Closing, as applicable, and signed by the Agents of the Selling Stockholders, to the effect that the representations and warranties of the Selling Stockholders (including Section 4(i) hereof) contained in this Agreement are true and correct as of each Closing, as applicable, and that the Selling Stockholders have complied in all material respects with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before each Closing, as applicable.

          (p)  On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Underwriters copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Co-Managers may reasonably request.

          (q)  As of each Closing, as applicable, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

          (r)  The Selling Stockholders shall furnish to you at each Closing in which Shares are sold by such Selling Stockholders, an opinion of Cooley Godward LLP (“Cooley Godward”), counsel for certain of the Selling Stockholders, and an opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP, counsel for the other Selling Stockholders, in each case, addressed to the Underwriters, and dated as of such Closing, with reproduced copies for each of the other Underwriters, and in form and substance satisfactory to Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, stating that:

               (i)  this Agreement and the Custody Agreement have been duly executed and delivered by or on behalf of each of the Selling Stockholders, and in each case, are legal, valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their terms;

               (ii)  each Selling Stockholder has full legal right and power, and has obtained any authorization or approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in this Agreement;

               (iii)  each of the Agents of the Selling Stockholders has been duly authorized by each Selling Stockholder to execute and deliver on behalf of such Selling Stockholder this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder; and

               (iv)  delivery of certificates for the Shares by each Selling Stockholder pursuant hereto will pass valid and marketable title thereto to the Underwriters, free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title; provided, however, that the opinion of Cooley Godward may be predicated upon the satisfaction of the obligations of certain Selling Stockholders’ obligations to the Company, as described in the Prospectus under the heading “Transactions with Selling Stockholders—Promissory Notes”; and

               (v)  to the best of such counsel’s knowledge, the statements in the Prospectus under the heading “Principal and Selling Stockholders” insofar as such statements constitute a summary of the matters referred to therein and present fairly the information called for with respect to such matters, but only as such matters and information pertain to the Selling Stockholders represented by such counsel;

          (s)  No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

          (t)  The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of each of the above conditions on or prior to any such Additional Time of Purchase and to the delivery to you on the Additional Time of Purchase of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

     8.     Effective Date of Agreement; Termination.

          (a)  This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

          (b)  The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Co-Managers or any group of Underwriters (which may include the Co-Managers) that has agreed to purchase in the aggregate at least fifty percent (50%) of the Firm Shares: if (i) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a Material Adverse Effect that would, in the Co-Managers’ judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus; or (ii) since of execution of this Agreement, there shall have occurred: (1) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (2) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (3) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (4) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (5) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (4) or (5) in the Co-Managers’ judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus; or (iii) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (1) any intended or potential downgrading or (2) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or its subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

          (c)  If the Co-Managers or any group of Underwriters elects to terminate this Agreement as provided in this Section 8, the Company and each other Underwriter shall be notified promptly in writing.

          (d)  If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or Selling Stockholders shall be unable to comply with any of the terms of this Agreement, neither the Company nor the Selling Stockholders shall be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(a)(iv), 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company or the Selling Stockholders under this Agreement (except to the extent provided in Sections 10 hereof) or to one another hereunder.

     9.     Increase in Underwriters’ Commitments.

          (a)  Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm Shares that all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed ten percent (10%) of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

          (b)  Without relieving any defaulting Underwriter from its obligations hereunder, each of the Company and each Selling Stockholder agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

          (c)  If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Time of Purchase for a period not exceeding five (5) business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

          (d)  The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A.

          (e)  If the aggregate number of Firm Shares that the defaulting Underwriter or Underwriters agreed to purchase exceeds ten percent (10%) of the total number of Firm Shares that all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five (5) business-day period stated above for the purchase of all the Firm Shares that the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or the Selling Stockholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholders. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10.     Indemnity and Contribution.

          (a)  The Company and each of the Selling Stockholders severally and not jointly agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) that, severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim caused by: (i) any untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the

Company) or in a Prospectus (the term Prospectus for the purpose of this Sections 10 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein; or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares; or (iii) any untrue statement or alleged untrue statement made by any Selling Stockholder in Section 4 hereof or the failure by any Selling Stockholder to perform when and as required any agreement or covenant contained herein;

               (i)  provided, however, that, except for any breach by a Selling Officer of the representations and warranties set forth in Section 4(i) hereof, no Selling Stockholder shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liabilities or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any party other than such Selling Stockholder; and

               (ii)  provided, further, however, that no Selling Stockholder (including each Selling Officer) shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liabilities or claims for an amount in excess of the proceeds to be received by such Selling Stockholder pursuant to this Agreement, in each case, after deducting expenses from the sale of Shares hereunder; and

               (iii)  provided, further, however, that with respect to any breach by a Selling Officer of the representations and warranties set forth in Section 4(i) hereof only, no Selling Officer shall be responsible, pursuant to this indemnity, for any losses, expenses, liabilities or claims for an amount in excess of the proceeds to be received by such Selling Officer after deducting expenses from the sale of Shares hereunder and after deducting the amounts paid to the Company by such Selling Officer pursuant to the terms of the outstanding promissory notes described in the Registration Statement and Prospectus under the heading “Transactions with Selling Stockholders —Promissory Notes.”

          (b)  If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or any Selling Stockholder pursuant to Section 10(a) hereof, such Underwriter or such person shall promptly notify the Company and the Agents of the Selling Stockholders in writing of the institution of such Proceeding and the Company or such Selling Stockholders shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify the Company or the Agents of the Selling Stockholders shall not relieve the Company or such Selling Stockholder from any liability that the Company or such Selling Stockholder may have to any Underwriter or any such person or otherwise to the extent such failure is not prejudicial. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Stockholder in connection with the defense of such Proceeding or the Company or such Selling Stockholder shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to the Company or such Selling Stockholder (in which case the Company or such Selling Stockholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), as the case may be, in any of which events such fees and expenses shall be borne by the Company or such Selling Stockholder and paid as incurred (it being understood, however, that the Company or such Selling Stockholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company or such Selling Stockholder shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company or such Selling Stockholder, the Company or such Selling Stockholder agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in connection with a settlement of the Proceeding as contemplated by the second sentence of this Section 10(b), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) business days after receipt by such indemnifying party of the aforesaid request for reimbursement, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (c)  Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, the Selling Stockholders and their respective directors, officers and any person who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) that, jointly or severally, the Company or any Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

          (d)  If any Proceeding is brought against the Company, any Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such Underwriter shall not relieve such Underwriter from any liability that such Underwriter may have to the Company or Selling Stockholder or any such person or otherwise to the extent such failure is not prejudicial. The Company, any Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, any Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, any Selling Stockholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 10(d), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

          (e)  If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) through (d) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

          (f)  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Sections 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above. Notwithstanding the provisions of this Sections 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage that such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

          (g)  The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Selling Stockholders, their respective directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, each Selling Stockholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, the Selling Stockholders, against any of the Company’s or Selling Stockholder’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

     11.     Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the second (2nd), fifth (5th), seventh (7th), eighth (8th), eleventh (11th), twelfth (12th) and thirteenth (13th) paragraphs under the heading “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 10 hereof.

     12.     Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to the Co-Managers at each of UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department and at U.S. Bancorp Piper Jaffray, Inc., 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402, and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 47200 Bayside Parkway, Fremont, CA 94538, Attention: Company Secretary.

     13.     Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     14.     Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Co-Managers or any indemnified party. Each of the Co-Managers and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

     15.     Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Selling Stockholders and the Company and to the extent provided in Section 10 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     16.     Counterparts. This Agreement may be signed by the parties in two or more counterparts, which together shall constitute one and the same agreement among the parties.

     17.     Successors and Assigns. This Agreement shall be binding upon the Underwriters, each of the Selling Stockholders and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s, each of the Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.

     18.     Failure of the Company and Selling Stockholders to Sell and Deliver Shares. If the Company or one or more of the Firm Selling Stockholders shall fail to sell and deliver to the Underwriters the portion of the Firm Shares to be sold and delivered by the Company or such Firm Selling Stockholder at the Time of Purchase, then the Underwriters may at their option, by written notice from the Co-Managers to the Company and the Selling Stockholders, either (a) terminate this Agreement without any liability on the part of any Underwriter, or (except as provided in Sections 5(a)(xiv), 6 and 10 hereof) any liability on the part of the Company or the Selling Stockholders, or (b) purchase the Shares that the Company and other Firm Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Option Selling Stockholders shall fail to sell and deliver to the Underwriters the Additional Shares to be sold and delivered by such Option Selling Stockholders at any Additional Time of Purchase, then the Underwriters may at their option, by written notice from the Co-Managers to the Company and the Option Selling Stockholders, either (a) postpone the Additional Time of Purchase, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected, and then purchase the Additional Shares that the other Option Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof, or (b) rescind any Option exercise notice delivered to the Option Selling Stockholders (with a copy of such recission notice to the Company)pursuant to Section 1(b) hereof without any liability on the part of any Underwriter, or (except as provided in Sections 5(a)(xiv), 6 and 10 hereof) any liability on the part of the Company or the Option Selling Stockholders.

     19.     Partial Unenforceability. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     20.     Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

     21.     Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

     22.     Sophisticated Parties. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement and the Prospectus, including the documents incorporated by reference therein, and any amendments and supplements thereto, as required by the Act and the Exchange Act.

     23.     Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[Signature Page Follows]

     If the foregoing correctly sets forth the understanding between the Company, the several Underwriters and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company, the Underwriters and the Selling Stockholders, severally.

Very truly yours,

AT ROAD, INC.,
a Delaware corporation

By:
Krish Panu

Title

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS Securities LLC
US Bancorp Piper Jaffray, Inc.
Needham & Company, Inc.
Raymond James & Associates, Inc.
As Representatives of the several Underwriters

By:	UBS SECURITIES LLC

By:
Title:
Name:

By:	U.S. BANCORP PIPER JAFFRAY, INC

By:
Title:
Name:

[Signature Page To At Road UA]

     If the foregoing correctly sets forth the understanding between the Company, the several Underwriters and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company, the Underwriters and the Selling Stockholders, severally.

FIRM SELLING STOCKHOLDERS

Named in Schedule B-1 attached hereto acting severally

By:
Attorney-in-Fact

Name:

OPTION SELLING STOCKHOLDERS

Named in Schedule B-2 attached hereto acting severally

By:
Attorney-in-Fact

Name:

[Signature Page To At Road UA]

SCHEDULE A

Number of
Underwriters	Firm Shares

UBS Securities LLC
U.S. Bancorp Piper Jaffray, Inc.
Needham & Company, Inc.
Raymond James & Associates, Inc.

Total	4,000,000

SCHEDULE B-1

Firm Selling Stockholders

U.S. Venture Partners V, L.P.	900,000
USVP V International, L.P.	50,000
2180 Associates Fund V, L.P.	28,000
USVP Entrepreneur Partners, L.P.	22,000
Institutional Venture Partners VIII, L.P.	944,139
IVP Founders Fund I, L.P.	55,861
Krish Panu	250,000
Thomas Allen	90,000
Thomas C. Hoster	85,000
Michael Walker	75,000
Total	2,500,000

SCHEDULE B-2

Option Selling Stockholders Additional Shares

Institutional Venture Partners VIII, L.P.	487,500
U.S. Venture Partners V, L.P.	438,750
USVP V International, L.P.	24,375
2180 Associates Fund V, L.P.	13,600
USVP Entrepreneur Partners, L.P.	10,725
Total	975,000

SCHEDULE C

Shares Issued Pursuant to Options Granted On Or After June 16, 2003

SCHEDULE D

Applications

EXHIBIT A

AT ROAD, INC.
(a Delaware corporation)

Common Stock

($0.0001 Par Value)

June 26, 2003

UBS Securities LLC
U.S. Bancorp Piper Jaffray, Inc.
Needham & Company, Inc.
Raymond James & Associates, Inc.
As Representatives of the several Underwriters

c/o	UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

     This Lock-Up Letter Agreement (the “Agreement”) is being delivered to UBS Securities LLC and U.S. Bancorp Piper Jaffray, Inc. (the “Co-Managers”) in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by At Road, Inc., a Delaware corporation (the “Company”), and the Co-Managers, as representatives of the several underwriters named in the Underwriting Agreement (collectively, the “Underwriters”), with respect to the public offering (the “Offering”) of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”).

     The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned further acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this Agreement in entering into the Underwriting Agreement and the other underwriting arrangements with the Company.

     In order to induce the Underwriters to enter into the Underwriting Agreement and continue their efforts in connection with the Offering, the undersigned agrees that, without the prior written consent of the Co-Managers (which consent may be withheld in their sole discretion), he, she or it will not, during the period commencing on the date hereof and ending ninety (90) days after the date of the final prospectus relating to the Offering (the “Prospectus”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic rights or consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). For avoidance of doubt, the undersigned acknowledges that the foregoing restrictions are expressly agreed to, and included herein, in order to preclude the undersigned from engaging in any hedging or other transaction that is designed to, or may be reasonably expected to, lead to or result in a sale or disposition of the Common Stock or any other security that includes, relates to, or derives any of its value from the Common Stock, even if someone other than the undersigned may dispose of, or benefit from, the disposal of such Common Stock or other such security.

     Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (i) as a bona fide gift, provided that each recipient thereof agrees in writing with the Underwriters to be bound by the terms and restrictions set forth herein and such recipient confirms in writing that he, she or it has been in compliance with the terms of this Agreement since the date hereof, (ii) to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing with the Underwriters to be bound by the terms and restrictions set forth herein and such trustee confirms in writing that the trust has been in compliance with the terms of this Agreement since the date hereof, and provided further that any such transfer shall not involve a disposition for value, (iii) to, if the undersigned is a partnership, the limited partners or shareholders of the undersigned as a distribution, provided that each recipient thereof agrees in writing with the Underwriters to be bound by the terms and restrictions set forth herein and such recipient confirms in writing that he, she or it has been in compliance with the terms of this Agreement since the date hereof and (iv) to the Underwriters pursuant to the Underwriting Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

     In addition, except as may be provided in the Underwriting Agreement, the undersigned hereby waives any rights the undersigned may have to require registration of any shares of Common Stock in connection with the filing of the registration statement relating to the Offering. The undersigned further agrees that, in the event the undersigned has the right to cause the Company to register any of the undersigned’s shares of Common Stock, the undersigned will not, for a period commencing on the date hereof and ending ninety (90) days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, without the prior written consent of the Co-Managers.

     The undersigned acknowledges that whether or not the Offering occurs depends on a number of factors, including stock market conditions. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to further negotiation among the Company and the Underwriters. If the Company notifies the Underwriters in writing (i) that the Company does not intend to proceed with the Offering, or (ii) that the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) that the Underwriting Agreement has been terminated (for any reason) prior to the Time of Purchase (as defined in the Underwriting Agreement), this Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

     Notwithstanding anything to the contrary contained herein, this Agreement shall terminate and be of no further force and effect if (i) each executive officer (i.e., each officer deemed a “Section 16 Officer” by the Company’s Board of Directors) and each director of the Company has not executed a Lock-Up Letter Agreement with terms substantially similar to this Agreement prior to the Time of Purchase (as defined in the Underwriting Agreement), or (ii) the Time of Purchase (as defined in the Underwriting Agreement) has not occurred by October 31, 2003.

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     The undersigned hereby agrees and consents to the entry of stop-transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

     Except as provided herein, this Agreement is irrevocable and will be binding on the undersigned and the undersigned’s successors, heirs, personal representatives and assigns.

Yours very truly,

(Signature)

(Print Name)

(Address)

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EXHIBIT B

Officers’ Certificate

1.	I have reviewed the Registration Statement and the Prospectus (in each case, as defined in that certain Underwriting Agreement by and among the Company and UBS Securities LLC, U.S. Bancorp Piper Jaffray, Inc., Needham & Company, Inc. and Raymond James & Associates, Inc. dated July , 2003 (the “Agreement”).

2.	I hereby certify on behalf of At Road, Inc., a Delaware corporation (the “Company”), and not in my individual capacity, that the representations and warranties of the Company as set forth in the Agreement are true and correct as of each Closing (as defined in the Agreement).

3.	I hereby certify on behalf of the Company, and not in my individual capacity, that the Company has performed all of its obligations under this Agreement as are to be performed at or before the Time of Purchase (as defined in the Agreement) and at or before the Additional Time of Purchase (as defined in the Agreement), as the case may be.

4.	I hereby certify on behalf of the Company, and not in my individual capacity, that the conditions set forth in paragraphs (i) and (j) of Section 7 of the Agreement have been met.

5.	I hereby certify on behalf of the Company, and not in my individual capacity, that the financial statements and other financial information included in the Registration Statement and the Prospectus (in each case, as defined in the Agreement) fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Registration Statement and Prospectus.